EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-115102) of Swedish Export Credit Corporation of our report dated March 7, 2007 (except for Note 31 and Note 37 which are as of April 2 , 2007) relating to the financial statements, which appear in this Annual Report on Form 20-F.

KPMG Bohlins AB

/s/	Anders Linér
Anders Linér
Authorized Public Accountant

April 2, 2007

Stockholm, Sweden